Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/S-8 (No. 33-86312) of Hampshire Group, Limited of our report dated February 27, 1998 appearing on page F-2 of this Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Atlanta, Georgia
February 27, 1998